Exhibit 32.1

CERTIFICATION

I, Patrick H. Gaines, President and Chief Executive Officer of LML Payment Systems Inc. (the “Corporation”) and I, Richard R. Schulz, Controller and Chief Accounting Officer of the Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)        The Annual Report on Form 10-K of the Corporation for the annual period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Patrick H. Gaines	/s/ Richard R. Schulz
Patrick H. Gaines	Richard R. Schulz
Chief Executive Officer	Chief Accounting Officer
June 14, 2006	June 14, 2006

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

1